PERPETUAL INDUSTRIES PARTNERS WITH INTERLINKED, AN INVESTMENT PLATFORM FOR EMERGING GROWTH COMPANIES

CALGARY, AB and NEW YORK, NY, November 10, 2014 – Perpetual Industries Inc. (OTC:PRPI), a developer of new and innovative energy efficient products, today announced it has signed an annual campaign agreement with Interlinked, a premier platform that helps promising emerging-growth companies access a private network of investors and find the capital they need.

The 12 month engagement means Perpetual will benefit from:

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Speaking slots at FSXinterlinked investment conferences (most recently Oct 29-31 in Tucson, Arizona)

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Media exposure via InterlinkedTV

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Search engine optimized press releases

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Monthly email campaigns targeted at Interlinked's private network of accredited investors

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Secure document sharing and tracking in Interlinked’s virtual IDeal Room

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Various other marketing and networking services

"This new partnership with Interlinked is one of many steps we are taking to gain greater exposure in the investment community," said Brent W. Bedford, Perpetual's President & CEO. "It's an exciting time for our company as we enter a new stage of growth. The XYO mechanical balancing technology is widely applicable in many industries, and achieving our financing goals will allow us to pursue strategic joint ventures to expand our operations."

Delray Wannemacher, President & CEO of Interlinked, said, “We are very fortunate to be able to help great companies like Perpetual Industries, by helping streamline the daunting process of capital formation. We are very selective with the companies we choose to work with and we are very proud to be working with Perpetual Industries.”

Perpetual’s current Reg D 506(c) Private Placement Memorandum is available on the company’s corporate site: www.perpetualindustries.com. It can also be viewed in Perpetual’s secure IDeal Room, on the Interlinked website; you can request access by visiting: https://interlinked.com/groups/perpetual-industries-inc

ABOUT PERPETUAL INDUSTRIES

Incorporated in Nevada and based in Calgary, Alberta, Perpetual Industries Inc. (OTC:PRPI) is an emerging growth company focusing on research and development of new and innovative energy efficient products. At its core is an automatic, mechanical technology called XYO, used for balancing rotating parts in machines so that they produce less vibration and operate more efficiently. Perpetual sublicenses XYO to third parties and directly develops and manufactures products containing XYO. For more information, please visit: www.perpetualindustries.com.

ABOUT FSXINTERLINKED

Founded in 1983, FSXinterlinked is one of the leading investment conference organizations in the U.S., and has been connecting emerging growth companies raising capital with broker-dealers, registered investment advisors, accredited investors, and licensed funding sources. With quarterly events hosted across the U.S., FSXinterlinked has assisted in over $3 billion in capital formation. The 3-day long events feature company presentations, networking opportunities, 1-on-1 meetings, educational seminars, FINRA updates, exciting keynote speakers and more. For more information, please visit: www.fsxinterlinked.com.

ABOUT INTERLINKED

Interlinked breaks down investment barriers by connecting an exclusive and private group of emerging-growth companies, accredited and licensed funding sources, and vetted resource partners on one platform. The Interlinked investment platform enables its members to easily connect, build relationships, and ultimately, close deals faster. For more information, please go to: www.interlinked.com.

INVESTOR RELATIONS CONTACT Doug Greig Perpetual Industries Inc. (403) 214-4321 info@perpetualindustries.com	MEDIA CONTACT Mary Chung Smash Street Media, LLC (212) 293-9023 mchung@smashstreetmedia.com

DISCLAIMER

This press release is not an offer or solicitation to sell shares, which can only be done via the Reg D 506(c) Private Placement Memorandum that is referred to in the body of the release.

FORWARD LOOKING STATEMENTS

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve assumptions, expectations and projections about events subject to risk and uncertainty; these estimates reflect the best judgment, at the time, of our senior management. Expressions like “believe,” “anticipate,” “intend,” “estimate,” “expect,” and “project” identify them, but they do not always contain such words. They may relate to our anticipated sales performance and trends, operating income, cash flows, business strategies and initiatives, and other matters.  Actual results may differ and matters and transactions may not proceed as contemplated. Unknown or unpredictable factors could have material adverse effects on our future results, performance or achievements.

We caution you not to rely unduly on our forward-looking statements. Investors should consider our Securities and Exchange Commission (SEC) filings, including our Registration Statement on Form S-1, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, especially the “Management’s Discussion and Analysis” and “Risk Factors” sections, and our Current Reports on Form 8-K.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, nor to update any news release, SEC filing, presentation, or website.